UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2005
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or other jurisdiction of Incorporation or organization)	1-31398 (Commission File Number)	75-2811855 (IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas	79706
(Address of Principal Executive Offices)	(Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement
Promissory Note
Stockholders' Agreement

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 14, 2005, The Board of Directors of Natural Gas Services Group, Inc. appointed James R. Hazlett to the office of Vice President-Technical Sales. Mr. Hazlett was an officer and employee of Screw Compression Systems, Inc., or “SCS”, at the time we acquired all of the outstanding stock of SCS. We acquired SCS by purchasing all of the stock of SCS owned by Mr. Hazlett, Paul D. Hensley and Tony Vohjesus.
     Upon completion of our acquisition of SCS on January 3, 2005, Mr. Hazlett, one of the former stockholders of SCS, entered into a three year employment agreement with SCS to continue in his position as a Vice President of SCS. The employment agreement provides for an annual base salary in the amount of $105,000 and participation by Mr. Hazlett in our employee benefit plans. The agreement contains provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hazlett become the property of SCS; and prohibiting Mr. Hazlett from competing with us within our area consisting of Tulsa County, Oklahoma and the adjacent counties. The agreement may be terminated by us for “cause”, within the meaning of the agreement, and automatically terminates upon the occurrence of any “fundamental change” with respect to SCS or Natural Gas Services Group. The agreement also automatically terminates upon the death, voluntary resignation or retirement of Mr. Hazlett or the inability of Mr. Hazlett to perform his duties for a consecutive period of 120 days or a non-consecutive period of 180 days during any twelve month period.
     Under terms of the Stock Purchase Agreement between us, Mr. Hazlett and the other former stockholders of SCS, Mr. Hazlett received $800,000 in cash; 60,976 shares of Natural Gas Services Group common stock; and a promissory note in the principal amount of $300,000, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the aggregate face amount of $200,000. The promissory note is payable in three equal annual installments, with the first installments being due and payable on January 3, 2006. Subject to the consent of the holder of each respective note, principal payments may be made by us in shares of our common stock valued at the average daily closing prices of the common stock on the American Stock Exchange for the twenty consecutive trading days commencing thirty trading days before the due date of the principal payment, or by combination of cash and shares of common stock.
     Under the terms of a Stockholders’ Agreement entered into as required by the Stock Purchase Agreement, for a period of two years following the closing, Mr. Hazlett has the right, subject to certain limitations, to include or “piggyback” the shares of common stock he received in the transaction in any registration statement we file with the Securities and Exchange Commission. The Stockholders’ Agreement also provides that Mr. Hazlett will not for a period of three years acquire or agree, offer, seek or propose to acquire beneficial ownership of any assets or businesses or any additional securities issued by us, or any rights or options to acquire such ownership; contest any election of directors by the stockholders of Natural Gas Services Group; or induce or attempt to induce any other person to initiate any stockholder proposal or tender offer for any of our voting securities; or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 3, 2005, between Screw Compression Systems, Inc. and Jim Hazlett.

10.2	Stock Purchase Agreement, dated October 18, 2004, by and among the Registrant, Screw Compression Systems, Inc., Paul D. Hensley, Jim Hazlett and Tony Vohjesus (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated October 18, 2004 and filed with the Securities and Exchange Commission on October 21, 2004).

10.3	Promissory Note, dated January 3, 2005, in the principal amount of $300,000 made by the Registrant payable to the order of Jim Hazlett.

10.4	Stockholders’ Agreement, dated January 3, 2005, among the Registrant, Jim Hazlett, Paul D. Hensley and Tony Vohjesus.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

	By:	/s/ Stephen C. Taylor

Stephen C. Taylor, President

Dated: November 9, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 3, 2005, between Screw Compression Systems, Inc. and Jim Hazlett.

10.2	Stock Purchase Agreement, dated October 18, 2004, by and among the Registrant, Screw Compression Systems, Inc., Paul D. Hensley, Jim Hazlett and Tony Vohjesus (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated October 18, 2004 and filed with the Securities and Exchange Commission on October 21, 2004).

10.3	Promissory Note, dated January 3, 2005, in the principal amount of $300,000 made by the Registrant payable to the order of Jim Hazlett.

10.4	Stockholders’ Agreement, dated January 3, 2005, among the Registrant, Jim Hazlett, Paul D. Hensley and Tony Vohjesus.